                 As filed with the Securities and Exchange Commission on May 3, 2006

                                                           Registration No. --------

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

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REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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ELGRANDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

               Nevada                                   88-0409024

   (State or other jurisdiction             (IRS Employer Identification No.)

    of incorporation or organization)

1450 Kootenay Street, Vancouver, B.C.

V5K4R1 Canada

(Address of principal executive offices)

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The Elgrande International, Inc.

2006 Stock Option Plan

(Full title of the plan)

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Michael F. Holloran

President and Chief Executive Officer

Elgrande International, Inc.

1450 Kootenay Street

Vancouver, B.C.

V5K4R1 Canada

(Name and address of agent for service)

(604) 689-0808

(Telephone number, including area code of Agent for Service)

Copies to:

Michael J. Morrison, Esq.

1495 Ridgeview Drive, Suite 220

Reno, Nevada 89509

(775) 827-6300

                       CALCULATION OF REGISTRATION FEE

                                                              Proposed

                                                              Maximum

    Proposed               Aggregate

Title of Securities    Amount to Be    Maximum Offering       Offering    Amount of

To Be Registered       Registered      Price Per Share         Price*     Registration Fee

-------------------    ------------    ----------------      ---------    ---------------

Common Stock,

$.001 Par Value

Per Share               18,000,000 shs    $.013                 $234,000        $25.04

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(*)Pursuant to Rule 457(h)(1), under the Securities Act of 1933, computed on the basis of the average of the high and low prices of the Common Stock as reported in the over-the-counter market on May 1, 2006

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                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1: PLAN INFORMATION.

Not applicable.

ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not applicable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 000-28195, are hereby incorporated by reference in this Registration Statement:

1. Amendment No. 1 to the Company's Annual Report on Form 10-KSB under the Exchange Act, as filed with the Commission on September 6, 2005.

2. The Company's Registration Statement on Form 10-SB under the Exchange Act, as filed with the Commission on February 2, 1999, together with Amendment No. 1 thereto, filed with the Commission on April 21, 1999, and the description of common stock set forth therein, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 – Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct  was unlawful.  The Act permits the  corporation to pay  in advance  of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Article 11 of the Company's  By-laws  provides that every person who was or is a party or is threatened  to be made a  party to or is involved in any action, suit or proceeding, whether civil, criminal,  administrative or investigative, by reason of the fact that he or a person  for whom he is the legal  representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership,  joint venture, trust or other  enterprise,  shall be indemnified and held harmless to the fullest extent legally permissible  under the General  Corporation Law of the State of Nevada against all expenses,  liability and loss (including attorney's fees, judgments, fines and  amounts  paid or to be paid in  settlement)  reasonably  incurred  or suffered by him in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

Exhibits

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3.1                     Articles of Incorporation of the Company, as currently

in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10-SB filed with the Commission on February 2, 1999.

3.11                    By-Laws of the Company, incorporated herein by reference to Exhibit 3.11 to the Company’s Registration Statement on Form 10-SB filed with the Commission on February 2, 1999.

4.12*                   Elgrande International, Inc. 2006 Stock Option Plan.

5.1*                    Opinion of Michael J. Morrison Esq., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*                   Consent of Williams & Webster, P.S.

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* Filed herewith.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on May 3, 2006.

                             ELGRANDE INTERNATIONAL, INC.

                                      (Registrant)

                             By:    /s/ Michael F. Holloran

                             -------------------------------

                             Title:  President, Chief Executive Officer,

                                     Principal Financial Officer and Director

         Pursuant to the requirements of the Securities Act, this Registration

Statement has been signed by the following persons in the capacities indicated.

        Signature                     Titles                     Date

        ---------                     ------                     ----

   /s/Murat Erbatur             Secretary and Director    May 3, 2006

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       Murat Erbatur

                                INDEX TO EXHIBITS

                                -----------------

4.12                    Elgrande International,Inc. 2006 Stock Option Plan.

5.1                     Opinion of Michael J. Morrison, Esq., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1                    Consent of Williams & Webster, P.S.